[McDermott, Will & Emery Letterhead]








                                                     June 5, 2000


Burns International Services Corporation
200 South Michigan Avenue
Chicago, Illinois 60604


         Re:   Burns International Services Corporation --
               Non-Affiliate Director Stock Option
               Plan, 1999 Stock Incentive Plan, Employee
               Stock Purchase Plan and Directors and
               Executive Officers Stock Plans
               -------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Burns International Services Corporation, a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of the above captioned Shares of Common Stock of the Company to be issued to participants in the Stock Plans and the Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") associated with such issuance.

         For the purpose of rendering the opinions expressed below, we have reviewed the Stock Plans, the Rights Agreement as defined in the Registration Statement, and the Registration Statement. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of the corporation records of the Company and of such other agreements, documents, instruments and certificate of public officials, officers and representatives of the Company and other persons, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have deemed relevant and necessary as a basis for the opinions expressed herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

         Based on the foregoing, we are of the opinion that:

Burns International Services Corporation
June 5, 2000
Page 2

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares of Common Stock under the Stock Plans will, when certificates representing such Shares have been duly executed, countersigned and registered and delivered against receipt by the Company of the consideration provided in the Stock Plans, be legally issued, fully paid and nonassessable.

         3. Each Right associated with the Stock Plans will be legally issued when such Right has been duly issued in accordance with the terms of the Rights Agreement and the associated Share of Common Stock have been duly issued as set forth in paragraph 2.

         The foregoing opinions are limited to the Delaware General Corporation Law. We express no opinion as to the applications of the securities or blue sky laws of the various states to the issuance or sale of the Shares of Common Stock, the Rights or the Deferred Compensation Obligations. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any change in applicable law.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made part of the Registration Statement.


                                                     Very truly yours,


                                                     /s/ McDermott, Will & Emery

                                                     McDermott, Will & Emery